Exhibit 99.1
STATEMENT OF OPERATIONS GAAP TO CASH ADJUSTMENTS BY LINE ITEM
January 1, 2010 — March 31, 2010

	Global Generics Segment				Global Brands Segment
				Total				Total			(Gain)
				Generic				Brand			loss on				Total After-
Statement of Operations	Cost of	Research &	Sales &	Segment	Cost of	Research &	Sales &	Segment	General &		sale of	Interest	Total Pre-tax	Tax	tax
Line Item	Sales	Development	Marketing	Adjustments	Sales	Development	Marketing	Adjustments	Administrative	Amortization	assets	Expense	Adjustments	Effect	Adjustments
($ In Millions)
Amortization	$—	$—	$—	$—	$—	$—	$—	$—	$—	$39.0	$—	$—	$39.0	$(13.6)	$25.4

Acquisition and licensing charges	11.8	—	0.2	12.0	—	3.0	—	3.0	4.4	—	—	6.6	26.0	(6.5)	19.5

Global supply chain initiative	5.0	—	(0.3)	4.7	—	—	—	—	0.5	—	—	—	5.2	(2.0)	3.2

Legal settlements	—	—	—	—	—	—	—	—	3.0	—	—	—	3.0	(1.1)	1.9

Asset sales/impairments	—	—	—	—	—	—	—	—	—	—	1.0	—	1.0	(5.8)	(4.8)

(Gain) loss on securities	—	—	—	—	—	—	—	—	—	—	(23.4)	—	(23.4)	8.9	(14.5)

Segment Totals	$16.8	$—	$(0.1)	$16.7	$—	$3.0	$—	$3.0	$7.9	$39.0	$(22.4)	$6.6	$50.8	$(20.1)	$30.7

Other discrete tax items														(0.2)	(0.2)

Total Adjustment by Line Item
				Total			(Gain) loss on
	Cost of	Research &	Sales &	Segment	General &		sale of	Interest	Total Pre-tax
	Sales	Development	Marketing	Adjustments	Administrative	Amortization	assets	Expense	Adjustments
Totals by Line Item	$16.8	$3.0	$(0.1)	$19.7	$7.9	$39.0	$(22.4)	$6.6	$50.8	$(20.3)	$30.5